SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Section 8 – OTHER EVENTS

Item 8.01 Other Events.

COVID-19

We are providing the following update on our business operations. As result of the global outbreak of the COVID-19 virus, on March 30, 2020 we evaluated our ongoing effort to prepare and file our annual report on Form 10-K for the fiscal year ended December 31, 2019.

Certain Company officers and management as well as professional staff are unable to conduct work required to prepare our financial report for the year ended December 31, 2019. Dallas County, Texas, where we are headquartered, has issued an order requiring all individuals anywhere in Dallas County to remain at home, with the sole exception of essential business and government services.

As a result, we expect to be unable to compile and review certain information required in order to permit us to file a timely and accurate annual report on Form 10-K for our year ended December 31, 2019 by the prescribed date without unreasonable effort or expense due to circumstances related to COVID-19.

On March 4, 2020 the Securities and Exchange Commission (the "SEC") issued an Order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934 ("Exchange Act") granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the "Order"). The Order provides that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any flings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the fling of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

We are relying on this Order for filing of this Form 8-K, and expect to file our annual report on Form 10-K for the year ended December 31, 2019 approximately 45 days after March 30, 2020.

We are supplementing the risk factors previously disclosed in our SEC filings, with the following risk factor:

The novel coronavirus (COVID-19) has negatively affected our ability to timely prepare and maintain accurate accounting and reporting, and may have a severe adverse impact on our business.

We believe COVID-19 has negatively affected our ability to timely prepare and maintain accurate accounting and reporting, and could continue to do so in the foreseeable future. The coronavirus has resulted in restrictions, postponements and cancelations, including a “Stay Home Stay Safe” order in Dallas County, where we are headquartered. The impact, extent and duration of the government imposed restrictions on travel and public gatherings as well as the overall effect of the COVID-19 virus is currently unknown.

Our business may be adversely affected by the instability, disruption, and quarantine restrictions caused by the recent outbreak COVID-19. The COVID-19 outbreak may cause customers to suspend their decisions on ordering our products, make it impossible to attend or sponsor trade shows or other conferences in which our products are presented to distributors, customers and potential customers, for our customers to visit our physical location, and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods, or commitments to develop new brands and white label products.

Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures against COVID-19 by governmental agencies, may increase the difficulty and could make it impossible for us to deliver goods to our customers. Travel restrictions and protective measures against COVID-19 could cause us to incur additional unexpected labor costs and expenses or could restrain our ability to retain the highly skilled personnel we need for our operations. The extent to which COVID-19 impacts our business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: March 30, 2020

By: /s/ Michael Welch

Michael Welch

Chief Executive Officer

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